POWER OF ATTORNEY FOR

SECURITIES AND EXCHANGE COMMISSION

AND RELATED FILINGS

Each of the undersigned Trustees of Matthews International Funds, d/b/a Matthews Asia Funds (the “Trust”), hereby appoints each of John P. McGowan, Deepa Damre-Smith, Shai Malka, and David A. Hearth, each with power to act without the others and with power of substitution, his or her attorneys-in-fact and agents, in all capacities, to execute and to file (i) the Trust’s registration statements on Form N-1A and Form N-14, to be filed from time to time with the Securities and Exchange Commission (the “SEC”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”) and the Investment Company Act of 1940, as amended (the “1940 Act”) and (ii) any and all amendments thereto (including post-effective amendments) (collectively, as amended and including post-effective amendments, the “Registration Statements”), and, in each case, to file the same, with all exhibits thereto, and any and all documents in connection therewith, with the SEC under the Securities Act and the 1940 Act and the rules and regulations promulgated thereunder. Each of the undersigned grants to said attorneys-in-fact and agents full authority to do every act necessary to be done in order to effectuate the same as fully, to all intents and purposes, as the undersigned could do if personally present, thereby ratifying all that said attorneys-in fact and agents may lawfully do or cause to be done by virtue hereof.

Each of the undersigned hereby executes this Power of Attorney as of this 20th day of November, 2024.

By:	/s/ Gale K. Caruso	By:	/s/ Neal Andrews
	Gale K. Caruso		Neal Andrews
	Chair of the Board of Trustees		Trustee

By:	/s/ Christopher F. Lee	By:	/s/ Rhoda Rossman
	Christopher F. Lee		Rhoda Rossman
	Trustee		Trustee

By:	/s/ Jonathan F. Zeschin
Jonathan F. Zeschin
Trustee